United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2023 (the “Effective Date”), Miller Industries, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Lakeview Investment Group & Trading Company, LLC, Ari B. Levy, Tim Won and Arnold Ursaner (collectively, with its or his respective affiliates and associates, the “Lakeview Parties”).

Pursuant to the terms of the Agreement, the board of directors (the “Board”) of the Company has increased the size of the Board from seven to eleven directors and has appointed Dr. Susan Sweeney, Ms. Jill Sutton, Dr. Javier Reyes and Mr. Peter Jackson (each, a “New Director” and collectively, the “New Directors”) to serve as directors on the Board, each with a term expiring at the 2023 annual meeting of shareholders (the “2023 Annual Meeting”). The Board has agreed to nominate each New Director for election at the 2023 Annual Meeting, which is currently scheduled to be held on May 26, 2023. Pursuant to the terms of the Agreement, Dr. Sweeney will join the Audit Committee and Ms. Sutton will join the Compensation Committee.

Additionally, Deborah L. Whitmire will be completing her current term on the Board and will not stand for re-election at the 2023 Annual Meeting. Ms. Whitmire will continue in her role as Executive Vice President, Chief Financial Officer, and Treasurer. Following the 2023 Annual Meeting, the Board will be comprised of ten directors. Pursuant to the terms of the Agreement, one additional incumbent director will retire from the Board prior to, or concurrent with, the 2025 annual meeting of shareholders (the “2025 Annual Meeting”), and such incumbent director will not be nominated by the Board for re-election to the Board at the 2025 Annual Meeting. Further, pursuant to the terms of the Agreement, one additional incumbent director will retire from the Board prior to, or concurrent with, the 2026 annual meeting of shareholders (the "2026 Annual Meeting"), and such incumbent director will not be nominated by the Board for re-election to the Board at the 2026 Annual Meeting.

Pursuant to the terms of the Agreement, the Lakeview Parties will maintain certain rights to designate candidates to replace certain New Directors should such New Director cease to serve as a member of the Board during the term of the Agreement. The Lakeview Parties will no longer have such right to designate replacement candidates if the Lakeview Parties cease to beneficially own, in the aggregate, at least 2.0% of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) or any other securities of the Company entitled to vote in the election of directors.

During the term of the Agreement, each of the Lakeview Parties has agreed not to take any action in connection with the solicitation of proxies and other activities in connection with the 2023 Annual Meeting. Further, at each annual or special meeting of the Company’s shareholders during the term of the Agreement, the Lakeview Parties have agreed to vote all of their shares of Common Stock in favor of recommendations of the Board on director election proposals and any other proposals submitted by the Company or any shareholder except (i) in connection with an Extraordinary Transaction (as defined in the Agreement), in which case the Lakeview Parties may vote in their sole discretion, and (ii) with respect to any proposal to be submitted to the shareholders of the Company by either the Company or any shareholder of the Company (other than as related to (a) the election, removal or replacement of any director, (b) the Company’s “say-on-pay” proposal and/or (c) any equity compensation proposal approved by the Board or any committee thereof), if Institutional Shareholder Services, Inc. and Glass Lewis & Co. recommend differently from the Board. In addition, during the term of the Agreement, the Lakeview Parties have agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things, that the Lakeview Parties will not:

•	acquire, offer or seek to acquire shares in excess of 9.9% of the then outstanding shares of Common Stock;
•	make certain announcements regarding the Company’s transactions;
•	make, participate in, or encourage any solicitation of proxies or consents;
•	advise any person with respect to the voting or disposition of any securities of the Company other than in a manner consistent with the Board’s recommendation or certain Extraordinary Transactions;

•	knowingly sell securities of the Company to any third party with a known history of activism or known plans to engage in activism;
•	make or take any action in support of any proposal or request aimed at changing or influencing the Board, management, business strategy, policies or corporate governance of the Company; or
•	seek representation on the Board, except as set forth in the Agreement, or seek to encourage the removal of any member of the Board.

The Agreement will commence on the Effective Date and remain in effect until the date that is the earlier of (i) thirty days prior to the 2024 Nomination Notice Date (as defined in the Agreement) and (ii) one hundred twenty days prior to the 2023 Annual Meeting Anniversary Date (as defined in the Agreement). The Lakeview Parties and the Company may earlier terminate the Agreement in the event the other party commits a material breach of the Agreement and such breach is impossible to cure or, if capable of being cured, is not cured within a reasonable amount of time.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2023, on the recommendation of its Nominating & Governance Committee, the Board voted to increase its size from seven directors to eleven directors and to appoint Dr. Sweeney, Ms. Sutton, Dr. Reyes and Mr. Jackson, to fill the newly created vacancies, effective as of March 8, 2023. Pursuant to the terms of the Agreement, Dr. Sweeney will join the Audit Committee and Ms. Sutton will join the Compensation Committee. The committee assignments for Dr. Reyes or Mr. Jackson have not been determined and an amendment to this Form 8-K will be filed after such committee assignments have been determined by the Board.

None of Dr. Sweeney, Ms. Sutton, Dr. Reyes or Mr. Jackson has any arrangements or understandings with any other person pursuant to which he or she was appointed to the Board, nor do any of them have a relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission in connection with their appointment as a director of the Company.

Dr. Sweeney, Ms. Sutton, Dr. Reyes and Mr. Jackson will receive the standard non-employee director compensation provided to the Company’s current non-employee directors, prorated for the portion of the fiscal year that they serve. The Company’s non-employee director compensation program is described under the heading “Non-Employee Director Compensation for 2021” in the Company’s most recent proxy statement, as filed with the Securities and Exchange Commission on April 14, 2022, which description is incorporated herein by reference.

Deborah L. Whitmire will be completing her current term on the Board and will not stand for re-election at the 2023 Annual Meeting. Ms. Whitmire will continue in her role as Executive Vice President, Chief Financial Officer, and Treasurer. Ms. Whitmire’s decision not to stand for re-election to the Board at the 2023 Annual Meeting was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On March 10, 2023, the Company issued a press release announcing, among other things, its entry into the Agreement and certain changes to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description
10.1	Cooperation Agreement by and among the Company and the Lakeview Parties, effective as of March 10, 2023
99.1	Press Release of Miller Industries, Inc. dated March 10, 2023
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc. (Registrant)

	By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary
Dated: March 10, 2023